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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340 and No. 333-41379) of
OptimumCare Corporation of our report dated February 29, 2000 with respect to the consolidated financial statements of OptimumCare Corporation which appears on F-1 of this Annual Report (Form 10-K) for the year ended December 31, 1999.


                                     /s/  Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation


Newport Beach, California
March 28, 2000
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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340 and No. 333-41379) pertaining to the 1987 and 1994 Stock Option Plans of OptimumCare Corporation and the OptimumCare Corporation 401(k) Savings Plan of our report dated March 5, 1999, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                /s/ Ernst & Young LLP

Orange County, California
March 27, 2000

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